Incorporated under the laws of the State of Delaware



No. -C-###

Shares

THE FILM DEPARTMENT HOLDINGS, INC.

Common Stock

A statement of rights, preferences and restrictions granted to or imposed upon each class or series of shares of stock of the Company and upon the holders thereof may be obtained by any shareholder, upon request and without charge, at the principal office of the Company.

Specimen

THIS CERTIFIES THAT ************************** is the owner of

********** (###) Shares of the Capital Stock of

THE FILM DEPARTMENT HOLDINGS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this xx day of xxxxxx A.D. 20xx

______________________, President

______________________, Secretary

SHARES Par Value $xxxx EACH